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EXHIBIT 10.10B

                              SETTLEMENT AGREEMENT

     Agreement made this 19th of April 2001, by and between National Westminster Bank, PLC, an English banking corporation (hereinafter "NatWest"), having an office address at 101 Park Avenue South, New York, New York 10178 and i3 Mobile, Inc., formerly known as Intelligent Information Incorporated, a Delaware corporation (hereinafter "i3 Mobile"), having an office at 181 Harbor Drive, Stamford, Connecticut 06902.

                                   WITNESSETH:

     WHEREAS, NatWest and i3 Mobile entered into an agreement of sublease dated as of September 9, 1999 (the "Sublease") pursuant to which i3 Mobile (then known as Intelligent Information Incorporated) subleased from NatWest certain premises on the third floor of the building known by the street address 181 Harbor Drive, Stamford, Connecticut (the "Building").

     WHEREAS, the Sublease was amended by Amendment No. 1 to Sublease made as of the 26th day of September, 2000, between NatWest and i3 Mobile pursuant to which i3 Mobile subleased from NatWest additional space in the Building; and

     WHEREAS, a dispute has arisen between NatWest and i3 Mobile concerning certain payments to be made by and between the parties under the Sublease and Amendment No. 1 to Sublease and with respect to NatWest's procurement of consent from its landlord, Harbor Vista Associates Limited Partnership, with respect to Amendment No. 1 to Sublease; and

     WHEREAS, i3 Mobile heretofore commenced an action in the Superior Court of the Judicial District of Stamford-Norwalk at Stamford, Connecticut (the "Superior Court") entitled i3 Mobile, Inc. v. National Westminster Bank, PLC under docket no. CV-00-0181558S (the "Court Action"); and

     WHEREAS, NatWest is represented by the firm of Belkin Burden Wenig & Goldman, LLP and the law office of Alexander H. Schwartz in the Court Action; and

     WHEREAS, i3 Mobile is represented by the firm of Ryan, Ryan, Johnson & Deluca, LLP, in the Court Action; and


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     WHEREAS, NatWest and i3 Mobile desire to resolve their disputes pertaining to the Sublease and Amendment No. 1 to Sublease and to settle the Court Action upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, NatWest and i3 Mobile agree as follows:

1. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Sublease or Amendment No. 1 to Sublease, unless the context requires otherwise.

2. The Additional Premises Allowance set forth in Section 1(e)(ii) of Amendment No. 1 to Sublease payable by NatWest to i3 Mobile is hereby increased by $55,000.00 from $200,400.00 to the sum of $,255,400.00
     (inclusive of the Increased Allowance option that had been previously exercised by NatWest pursuant to Section 1 (e) (iii) of Amendment No. 1 and Neil Coulbeck's letter of February 8, 2001), subject to all other terms in Amendment No. 1 to Sublease applicable to the Additional Premises Allowance.

3. The Amendment Commencement Date under Section 1(a) of Amendment No. 1 to Sublease is agreed to be February 8, 2001, and the Additional Premises Rent Commencement Date under Section 1(b) of Amendment No. 1 to Sublease is hereby agreed to be May 1, 2001.

4. NatWest and i3 Mobile agree to direct their attorneys to execute a withdrawal (the "Withdrawal") with respect to the Court Action, discontinuing and dismissing with prejudice the Court Action, in the form annexed hereto as Exhibit A. The Withdrawal shall be filed with the Superior Court on or about April 19, 2001 (the date of a scheduled pre-trial conference with respect to the Court Action), subject to compliance with the terms and conditions of this Agreement.

5. Subject to the Court's acceptance of the Withdrawal, NatWest and i3 Mobile hereby agree that the following additional sums in the total amount of $125,800.00 are due and payable by NatWest to i3 Mobile, which amount consists of (a) the sum of $100,000.00 representing the Allowance under
     Section 6 of the Sublease, and (b) an additional sum of $25,800.00 due to i3 Mobile pursuant to prior agreement between NatWest and i3 Mobile.
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6.   i3 Mobile agrees that the Fixed Rent commencing May 2001 shall be in the sum of $61,314.42, which includes the prior Fixed Rent of $42,610.42 and the increase of $18,704 per month due under Section 1(b) of Amendment No. 1 to Sublease. NatWest acknowledges that the Fixed Rent for April 2001 in the amount of $42,610.42 has been timely paid in full by i3 Mobile.

7. NatWest and i3 Mobile hereby agree that the amounts due and payable by and between them under paragraphs 5 and 6 of this Agreement shall be deemed paid in full by the lump sum payment of $64,885.58 to be made by NatWest to i3 Mobile or its attorneys upon the Court's acceptance of the Withdrawal, which sum represents the difference between $125,800 and the Fixed Rent for May 2001 in the sum of $61,314.42.

8. Upon the filing of the Withdrawal, all claims and disputes set forth in the Court Action shall be deemed settled and resolved and withdrawn with prejudice. Thereupon, Amendment No. 1 to Sublease shall be deemed to be in full force and effect subject to the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, NatWest and i3 Mobile has executed this Agreement as of the date first above written.

Dated: New York, New York               NATIONAL WESTMINSTER BANK, PLC
       April 19, 2001


                                        By:          /s/ Neal Coulbeck
                                              ---------------------------------
                                              Name:      Neal Coulbeck
                                                     --------------------------
                                              Title:     Vice President
                                                      -------------------------



                                        i3 MOBILE, INC.


                                        By:          /s/ Alan Katzman
                                              ---------------------------------
                                              Name:      Alan Katzman
                                                    ---------------------------
                                              Title:     VP and General Counsel
                                                    ---------------------------